EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Radio One, Inc. of our report dated March 31, 2010, with respect to the consolidated financial statements and schedule of Radio One, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Registration Statements on Form S-3

Registration Number	Date Filed

333-47762	October 11, 2000
333-58436	April 6, 2001
333-81622	January 29, 2002

Registration Statements on Form S-4

Registration Number	Date Filed

333-65278	July 17, 2001
333-127528	August 5, 2005

Registration Statements on Form S-8

Name	Registration Number	Date Filed

1999 Stock Option and Restricted Stock Plan	333-78123	May 10, 1999
1999 Stock Option and Restricted Stock Plan	333-42342	July 27, 2000
1999 Stock Option and Restricted Stock Plan	333-62718	June 11, 2001
1999 Stock Option and Restricted Stock Plan	333-100711	October 24, 2002
Amended and Restated 1999 Stock Option and Restricted Stock Plan	333-116805	June 24, 2004
2009 Stock Option and Restricted Stock Plan	333-164354	January 15, 2010

Baltimore, Maryland
March 31, 2010